Execution Version

AMENDMENT NUMBER FOUR TO CREDIT AGREEMENT AND WAIVER

THIS AMENDMENT NUMBER FOUR TO CREDIT AGREEMENT AND WAIVER (this "Amendment"), dated as of March 28, 2019, is entered into by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and, collectively, as the "Lenders"), **CITY NATIONAL BANK**, a national banking association, as the administrative agent (in such capacity, together with any successor thereto, "Administrative Agent") and collateral agent (in such capacity, together with any successor thereto, "Collateral Agent"), and, on the other hand, **MEDLEY LLC**, a Delaware limited liability company ("Borrower"), and in light of the following:

WITNESSETH

WHEREAS, Borrower, Lenders and Agents are parties to that certain Credit Agreement, dated as of August 19, 2014, as amended by that certain Amendment Number One to Credit Agreement and Consent, dated as of August 12, 2015, that certain Amendment Number Two to Credit Agreement, dated as of May 3, 2016, and that certain Amendment Number Three to Credit Agreement dated as of September 22, 2017 (as so amended, and as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, Borrower intends to enter into a merger transaction, pursuant to the Merger Agreement dated as of August 9, 2018, in the form provided to Agents prior to the date hereof (the "Merger Agreement") among Medley Management Inc., a Delaware corporation ("Medley"), Sierra Income Corporation, a Maryland corporation ("SIC") and Sierra Management, Inc., a Delaware corporation and wholly-owned subsidiary of SIC ("Merger Sub"), in accordance with which Medley will merge with and into Merger Sub, with Merger Sub as the survivor thereof (the "Designated Transaction");

WHEREAS, Borrower has requested that in connection with the Designated Transaction, the Lenders waive, solely for the fiscal quarter ended on December 31, 2018 (the "Q4 2018 Reporting Period"), (a) the financial covenant contained in Section 6.10(b) of the Credit Agreement which provides that Borrower and its Subsidiaries will not cause nor permit the Total Leverage Ratio as of the last day of any fiscal quarter to be greater than 7.00:1.00 (the "Total Leverage Ratio Covenant"), (b) the financial covenant contained in Section 6.10(c) of the Credit Agreement which provides that Borrower and its Subsidiaries will not cause nor permit the Core EBITDA, measured on a quarter-end basis to be less than $15,000,000 for the then-ending period of four consecutive fiscal quarters (the "Core EBITDA Covenant"), and (c) the financial reporting provisions of Section 5.04(c)(i)(y) of the Credit Agreement, to the extent it requires the calculations showing compliance of the Total Leverage Ratio (the "Total Leverage Ratio Compliance Calculation") and the Core EBITDA (the "Core EBITDA Compliance Calculation") to be included in the compliance certificate required to be delivered for the Q4 2018 Reporting Period.

Borrower has requested that Agents and the Lenders make certain amendments and waivers to the Credit Agreement; and

WHEREAS, upon the terms and conditions set forth herein, Agents and the Lenders are willing to provide such consents and waiver, and to agree to such amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Initially capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The following new defined terms are added in proper alphabetical order:

"Designated Transaction" means the merger transaction, pursuant to the Merger Agreement dated as of August 9, 2018, in the form provided to the Administrative Agents (the "Merger Agreement") among Medley Management Inc., a Delaware corporation ("Medley"), Sierra Income Corporation, a Maryland corporation ("SIC") and Sierra Management, Inc., a Delaware corporation and wholly-owned subsidiary of SIC ("Merger Sub"), in accordance with which Medley will merge with and into Merger Sub, with Merger Sub as the survivor thereof."

(b) Section 2.01(a)(i) is hereby amended and restated as follows:

"(a)(i) Subject to the provisions of this Section 2.01 and Article IV hereof, each Lender with a Revolving Credit Facility Commitment agrees (severally, not jointly or jointly and severally) to make loans to Borrower in an aggregate amount at any one time outstanding not to exceed such Lender's Pro Rata Share of the lesser of (A) Maximum Revolver Amount and (B) Borrower's Core EBITDA calculated for the twelve month period ending on the last day of the month that is 30 days prior to the date of Borrowing; provided, that at no time shall the amount of such Lender's aggregate loans exceed such Lender's Revolving Credit Facility Commitment; and."

3. Waiver to the Total Leverage Ratio and Core EBITDA Financial Covenants. Subject to the conditions set forth in Section 4 below, and in accordance with the Credit Agreement, the Agents and Lenders hereby waive (a) the Total Leverage Ratio Covenant solely with respect to the Q4 Reporting Period, (b) the Core EBITDA Covenant solely with respect to the Q4 Reporting Period, and (c) the requirement to include the Total Leverage Ratio Compliance Calculation and the Core EBITDA Compliance Calculation, solely with respect to the Q4 Reporting Period, in the compliance certificate required to be delivered for the Q4 Reporting Period (the "Waiver"). Further, the Waiver set forth in this paragraph will not be effective unless the Waiver Letter is executed by the Borrower, Agents, and the Lenders.

4. Conditions Precedent to Effectiveness. The satisfaction (or waiver in writing by Agents) of each of the following shall constitute conditions precedent to the effectiveness of this Amendment:

(a) Agents shall have received this Amendment, duly executed and delivered by the parties hereto, and the same shall be in full force and effect.

(b) Agents shall have received a reaffirmation and consent substantially in the form attached hereto as Exhibit A, duly executed and delivered by each Guarantor which shall be in full force and effect.

(c) After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date

hereof as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

(d) There is no action, suit, proceeding, or arbitration (irrespective of whether purportedly on behalf of any Loan Party or any of its subsidiaries) at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending or, to the actual knowledge of Borrower, threatened in writing against or affecting any Loan Party or any of its subsidiaries, that could reasonably be expected to have a Material Adverse Effect on any Loan Party or any of its subsidiaries, or could reasonably be expected to materially and adversely affect such Person's ability to perform its obligations under the Loan Documents to which it is a party (including Borrower's ability to repay any or all of the Loans when due).

(e) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

(f) The Administrative Agent shall have received (i) a copy of the certificate of formation or certificate of limited partnership, as applicable, including all amendments thereto, of each Obligor, and a certificate as to the good standing of each Obligor as of a recent date, from the Secretary of State of such Obligor's State of formation; (ii) a certificate of the Secretary or Assistant Secretary of each Obligor or general partner or sole member thereof dated the Date hereof and certifying (A) that attached thereto is a true and complete copy of the by-laws, limited liability company agreement or limited partnership agreement, as applicable, including all amendments thereto, of such Obligor as in effect on the Date hereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of members (or equivalent body) of such Obligor authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings under the Credit Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of formation or certificate of limited partnership, as applicable, of such Obligor has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection with the Credit Agreement on behalf of such Obligor or general partner or sole member thereof; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

(g) The Administrative Agent shall have received a certificate, dated the Date hereof and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs **Error! Reference source not found.** and **Error! Reference source not found.** of **Error! Reference source not found.** of the Credit Agreement.

(h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Date hereof and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(i) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that the Loan Parties, when taken as a whole, after giving effect to the transactions

contemplated hereby, are solvent as set forth in **Error! Reference source not found.** of the Credit Agreement.

(j) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

5. Representations and Warranties. Borrower hereby represents and warrants to Agents as follows:

(a) Each Loan Party is duly organized and validly existing, in good standing under the laws of the State of its formation and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on such Person.

(b) Borrower has all requisite power to execute and deliver this Amendment and the other Loan Documents to which it is a party, and to borrow the sums provided for in the Credit Agreement. Each Loan Party has all governmental licenses, authorizations, consents, and approvals necessary to own and operate its Assets and to carry on its businesses as now conducted and as proposed to be conducted, other than licenses, authorizations, consents, and approvals that are not currently required or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect. The execution, delivery, and performance by Borrower of this Amendment and the other Loan Documents have been duly authorized by Borrower and all necessary action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of any other Person that has not been obtained.

(c) The execution, delivery, and performance by Borrower of this Amendment and the other Loan Documents to which it is or will be a party, do not and will not: (i) violate (A) any provision of any federal (including the Exchange Act), state, or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on any Loan Party, (B) any order of any domestic governmental authority, court, arbitration board, or tribunal binding on any Loan Party, or (C) the Organizational Documents of any Loan Party, or (ii) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the Assets of any Loan Party pursuant to, any contractual obligation of such Loan Party, or (iii) require termination of any contractual obligation of any Loan Party, or (iv) constitute a tortious interference with any contractual obligation of any Loan Party.

(d) Other than such as may have previously been obtained, filed, or given, as applicable, no consent, license, permit, approval, or authorization of, exemption by, notice to, report to or registration, filing, or declaration with, any governmental authority or agency is required in connection with the execution, delivery, and performance by the Loan Parties of this Amendment or the Loan Documents.

(e) This Amendment and the other Loan Documents to which Borrower is a party, when executed and delivered by Borrower, will constitute, the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability hereof or thereof may be affected by: (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the limitation of certain remedies by certain equitable principles of general applicability.

(f) No litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order shall be pending or overtly threatened in writing that could

reasonably be expected to have: (i) a material adverse effect on any Loan Party's ability to repay the Obligations or (ii) a Material Adverse Effect on any Loan Party

(g) No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment.

(h) No event or development has occurred as of the date of the effectiveness of this Amendment which could reasonably be expected to result in a Material Adverse Effect with respect to any Loan Party.

(i) The representations and warranties set forth in this Amendment, in the Credit Agreement, as amended by this Amendment and after giving effect to this Amendment, and the other Loan Documents to which Borrower is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

(j) This Amendment has been entered into without force or duress, of the free will of Borrower, and the decision of Borrower to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of each decision.

(k) It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

6. [Reserved].

7. APPLICABLE LAW; WAIVER OF JURY TRIAL; JURISDICTION. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING APPLICABLE LAW, WAIVER OF JURY TRIAL AND JURISDICTION SET FORTH IN SECTIONS 9.07, 9.11, and 9.15 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, *MUTATIS MUTANDIS*.

8. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

9. Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. The consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrower remains in the sole and absolute discretion of Agents and the Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "herein", "hereof", or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

(e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or".

11. Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13. Reaffirmation of Obligations. Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with any Loan Document to Collateral Agent, on behalf and for the benefit of each Lender and Bank Product Provider, as collateral security for the obligations under the Loan Documents in accordance with

their respective terms, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

14. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as modified and amended hereby.

15. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

MEDLEY LLC,

a Delaware limited liability company, as Borrower

By: ____________________

Name: Richard Allorto

Title: Chief Financial Officer

CITY NATIONAL BANK,
a national banking association, as Administrative Agent, Collateral Agent and as a Lender

By: ______________________
Name: Brandon Feitelson
Title: Senior Vice President

EXHIBIT A

REAFFIRMATION AND CONSENT

Reference is hereby made to that certain **AMENDMENT NUMBER FOUR TO CREDIT AGREEMENT AND CONSENT**, dated as of March 28, 2019 (the "Amendment"), by and among **MEDLEY LLC**, a Delaware limited liability company ("Borrower"), the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and **CITY NATIONAL BANK**, a national banking association ("CNB"), as administrative agent and collateral agent for the Lenders and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Agent"). All initially capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Credit Agreement dated as of August 14, 2014, as amended by Amendment Number One to Credit Agreement and Consent, dated as of August 12, 2015, that certain Amendment Number Two to Credit Agreement, dated as of May 3, 2016, and that certain Amendment Number Three to Credit Agreement dated as of September 22, 2017 (as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and Among Borrower, the Lenders and Agents. The undersigned Guarantors each hereby (a) represents and warrants to Agent that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Organizational Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the amendment of the Credit Agreement and the consents set forth in the Amendment; (c) acknowledges and reaffirms its obligations owing to the Agents and the Lenders under any Loan Documents to which it is a party; (d) reaffirms, acknowledges and agrees that it has granted to Collateral Agent a perfected security interest in the Collateral in order to secure all of its present and future Indebtedness under the Loan Documents to which it is a party; (e) restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and other Loan Documents to which it is a party effective as of the date of the Amendment; (f) confirms that all Indebtedness of the Guarantors evidenced by the Loan Documents to which they are a party are unconditionally owing by it to Agents and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever; and (g) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, they each understand that neither any Agent nor any Lender has any obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

MEDLEY CAPITAL LLC, as Guarantor

By: ______________________
Name: Richard Allorto
Title: Chief Financial Officer

MOF II MANAGEMENT LLC, as Guarantor

By: ______________________
Name: Richard Allorto
Title: Chief Financial Officer

MOF III MANAGEMENT LLC, as Guarantor

By: ______________________
Name: Richard Allorto
Title: Chief Financial Officer

MEDLEY SMA ADVISORS LLC, as Guarantor

By: ______________________
Name: Richard Allorto
Title: Chief Financial Officer

MEDLEY GP HOLDINGS LLC, as Guarantor

By: ______________________
Name: Richard Allorto
Title: Chief Financial Officer

MEDLEY GP LLC, as Guarantor

By: ______________________
Name: Richard Allorto
Title: Chief Financial Officer